Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated May 22, 2024, is by and among GOOD TIMES RESTAURANTS INC., a Nevada corporation (the “Borrower”), the Guarantors, the Lenders and CADENCE BANK, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated April 20, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement), as amended hereby;

WHEREAS, the Borrower has informed the Administrative Agent that Good Times Drive Thru Inc., a Colorado corporation (“Good Times Drive Thru”), intends to enter into certain acquisition agreements pursuant to which Good Times Drive Thru shall acquire from JGN Management, LLC, a Colorado limited liability company (the “Seller”), substantially all of the assets used or useful in the operation of that certain restaurant owned by the Seller, operating under the trade name of “Good Times Burgers & Frozen Custard” and located at 11305 S. Parker Rd., Parker, Colorado 80138 (the “Parker Restaurant”), and certain specified liabilities related to the operation of the Parker Restaurant (the “Parker Acquisition”);

WHEREAS, in consideration for the Parker Acquisition, Good Times Drive Thru has agreed to pay approximately $150,000 to the Seller in cash at the time of the closing of the Parker Acquisition and incur indebtedness owing to the Seller on the remainder of the purchase price evidenced by an unsecured subordinated promissory note in the amount of $380,000 (the “Parker Subordinated Promissory Note”),

WHEREAS, the Loan Parties have requested that the Lenders (x) consent to the Parker Acquisition and the Parker Subordinated Promissory Note and (y) make certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders hereby (x) consent to the Parker Acquisition and the Parker Subordinated Promissory Note and (y) agree to amend the Credit Agreement, in each case, subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1         Amendments to Credit Agreement

(a)         Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

“First Amendment Effective Date” means May 22, 2024.

“Good Times Drive Thru” means Good Times Drive Thru Inc., a Colorado corporation.

“Parker Acquisition” means the Acquisition by Good Times Drive Thru of substantially all of the assets used or useful in the operation of that certain restaurant owned by the Seller, operating under the trade name of “Good Times Burgers & Frozen Custard” and located at 11305 S. Parker Rd., Parker, Colorado 80138, and certain specified liabilities related to the operation of such restaurant.

“Parker Subordinated Debt” means the Indebtedness of Good Times Drive Thru to the Seller and John Felton, as an individual owning all membership interests of the Seller, in the original principal amount of $380,000, as evidenced by the Parker Subordinated Promissory Note.

“Parker Subordinated Promissory Note” means the Subordinated Promissory Note dated on or about the First Amendment Effective Date executed by Good Times Drive Thru in favor of the Seller with respect to the Parker Subordinated Debt, in form and substance reasonably satisfactory to the Administrative Agent.

“Seller” means JGN Management, LLC, a Colorado limited liability company.

(b)         Section 7.02 is hereby amended to (i) delete the “and” at the end of clause (f), (ii) replace the “.” at the end of clause (g) with “; and”, and (iii) add a new clause (h) to read as follows:

(h) the Parker Subordinated Debt.

(c)         Section 7.03 is hereby amended to (i) delete the “and” at the end of clause (f), (ii) replace the “.” at the end of clause (g) with “; and”, and (iii) add a new clause (h) to read as follows:

(h) the Parker Acquisition.

(d)         A new Section 7.18 is hereby added to the end of Article VII to read as follows:

7.18         Acquisition Subordinate Debt.

(a)         Amend or modify (or permit the termination, amendment or modification of) the terms of the Parker Subordinated Promissory Note in a manner materially adverse to the interests of the Lenders (including specifically shortening any maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees (if any) applicable thereto); provided that the Borrower shall promptly deliver to the Administrative Agent copies of any amendments to the terms of the Parker Subordinated Promissory Note permitted pursuant to this Section 7.18(a); or

(b)         Make any payment in respect of the Parker Subordinated Promissory Note except for (x) regularly scheduled payments of principal and interest on the Parker Subordinated Debt pursuant to the terms of the Parker Subordinated Promissory Note (as in effect as of the date the Parker Subordinated Promissory Note is first entered into); provided that no Default or Event of Default exists or would result therefrom and (y) cash prepayments of principal on the Parker Subordinated Debt pursuant to the terms of the Parker Subordinated Promissory Note; provided that (i) no Default or Event of Default exists or would result therefrom and (ii) the Loan Parties are in compliance with the financial covenants set forth in Section 7.11, determined on a Pro Forma Basis after giving effect to such prepayments.

ARTICLE II

CONSENT TO ACQUISITION

2.1         Consent to Acquisition. The Administrative Agent and the Lenders hereby consent to the Parker Acquisition.

2.2         Consent Limitations. This consent shall be effective only to the extent specifically set forth herein and shall not be construed as a consent or waiver of any breach or default other than as specifically consented to or waived herein or as a consent to or waiver of any breach or default of which the Administrative Agent or any Lender has not been informed by the Borrower. This consent shall not operate as a consent to any other action or inaction by the Borrower or any other Loan Party or as a waiver of any right, power, or remedy of any Lender or the Administrative Agent under, or any provision contained in, the Credit Agreement except as specifically provided herein. Except to the extent specifically provided to the contrary in this Amendment, all terms and conditions of the Credit Agreement shall remain in full force and effect, without modification or limitation.

ARTICLE III

CONDITIONS

3.1         Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “First Amendment Effective Date”) upon receipt by the Administrative Agent of the following:

(a)         a copy of this Amendment duly executed by each of the Borrower, the Guarantors, the Administrative Agent and the Lenders;

(b)         a copy of the Parker Subordinated Promissory Note executed by each of Good Times Drive Thru, the Seller and the Administrative Agent; and

(c)         any fees and expenses owing to the Administrative Agent (including all reasonable fees, charges and disbursements of counsel to the Administrative Agent) and the Lenders in connection with this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1         Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2         Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)         Each Loan Party has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)         The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

(c)         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Loan Parties of this Amendment.

(d)         The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that are qualified by materiality, which are true and correct in all respects).

(e)         No event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)         The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)         The Obligations of the Loan Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3         Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

4.4         Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5         Expenses. The Loan Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6         Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7         Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

4.8         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.9         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

4.10         Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	GOOD TIMES RESTAURANTS INC., a Nevada corporation By: /s/ Ryan M. Zink Name: Ryan M. Zink Title: Chief Executive Officer, President and Secretary

GUARANTORS:	GOOD TIMES DRIVE THRU INC., a Colorado corporation By: /s/ Ryan M. Zink Name: Ryan M. Zink Title: President

BAD DADDY’S INTERNATIONAL, LLC, a North Carolina limited liability company

By: GOOD TIMES RESTAURANTS INC., a Nevada corporation, its sole member

By: /s/ Ryan M. Zink Name: Ryan M. Zink Title: Chief Executive Officer, President and Secretary

GOOD TIMES RESTAURANTS INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

BAD DADDY’S FRANCHISE DEVELOPMENT,

BAD DADDY’S BURGER BAR, LLC,

BAD DADDY’S BURGER BAR OF BALLANTYNE, LLC,

BAD DADDY’S BURGER BAR OF BIRKDALE, LLC,

BAD DADDY’S BURGER BAR OF CARY, LLC,

BAD DADDY’S BURGER BAR OF MOORESVILLE, LLC,

BAD DADDY’S BURGER BAR OF SEABOARD, LLC,

BAD DADDY’S BURGER BAR OF WINSTON-SALEM, LLC,

BAD DADDY’S OF FAYETEVILLE, LLC,

BD OF GREENVILLE, LLC

BD OF WENDOVER COMMONS, LLC,

BDBB OF OLIVE PARK NC, LLC,

each a North Carolina limited liability company

BD OF COLORADO LLC, a Colorado limited liability company

BD OF MCDANIEL VILLAGE, LLC, a South Carolina limited liability company

By: BAD DADDY’S INTERNATIONAL, LLC, a North Carolina limited liability company, its sole member

By: GOOD TIMES RESTAURANTS INC., a Nevada corporation, its sole member

By: /s/ Ryan M. Zink Name: Ryan M. Zink Title: Chief Executive Officer, President and Secretary

GOOD TIMES RESTAURANTS INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	CADENCE BANK, as Administrative Agent By: /s/ Henry Loong Name: Henry Loong Title: Vice President

LENDERS:	CADENCE BANK, as a Lender and L/C Issuer By: /s/ Henry Loong Name: Henry Loong Title: Vice President

GOOD TIMES RESTAURANTS INC.

FIRST AMENDMENT TO CREDIT AGREEMENT